Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-62561) and the Registration Statements on Form S-8 (Nos. 333-82556, 333-35526, 333-24045, 033-63395, 033-16711, 333-129283, 333-135678 and 333-140071) of Microsemi Corporation of our report dated February 7, 2006 relating to the consolidated financial statements of PowerDsine, Ltd. which appears in this Current Report on Form 8-K/A of Microsemi Corporation dated March 23, 2007.

March 22, 2007

/s/ Kesselman & Kesselman

Kesselman & Kesselman CPA (Isr.)

Certified Public Accountants

A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel